Exhibit 11.1

ContiFinancial Corporation
Calculation of Earnings Per Share
For the three months ended December 31, 1998

Basic and Diluted Computation for the three months ended December 31, 1998
Weighted average shares outstanding:

   Common stock excluding shares relating to employee incentive plans                               45,400,970

   Vested Restricted Shares Outstanding during the Quarter                                             739,737


                                                                                                 -------------
Weighted Average Shares Outstanding                                                                 46,140,707
                                                                                                 -------------
Quarter income (loss)                                                                             ($58,800,000)
                                                                                                 -------------
Basic Earnings Per Share                                                                                ($1.27)
                                                                                                 =============

Basic and Diluted computation for the nine months ended December 31, 1998
Net Income (loss)                                                                                ($167,031,000)

Weighted Average Shares Outstanding
        First quarter                                                           46,685,863
        Second quarter                                                          46,153,506
        Third quarter                                                           46,140,707
                                                                             -------------
          Average                                                                                   46,326,692
                                                                                                 -------------
      Year-to-date Basic  EPS                                                                           ($3.61)
                                                                                                 =============